UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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China Medicine Corporation

(Name of Registrant as Specified in its Charter)

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CHINA MEDICINE CORPORATION
Room 702, Guangri Mansion
No. 9 Siyou Nan Road, Alley 1, 1st Street
Wuyang Xincheng
Guangzhou, China 510600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2008

To the Stockholders of China Medicine Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of China Medicine Corporation, a Delaware corporation, to be held at 1567 Broadway, New York, New York 10036, on Friday, May 16, 2008, at 10:00 a.m. local time, for the following purposes:

1.	To elect five members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;
2.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 2, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the meeting.

A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope, which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is our 2007 Annual Report.

By Order of the Board of Directors,

Senshan Yang
Chief Executive Officer

Guangzhou, China
May 2, 2008

PROXY STATEMENT

CHINA MEDICINE CORPORATION
Room 702, Guangri Mansion
No. 9 Siyou Nan Road, Alley 1, 1st Street
Wuyang Xincheng
Guangzhou, China 510600

ANNUAL MEETING OF STOCKHOLDERS
MAY 16, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of China Medicine Corporation, a Delaware corporation (the “Company,” “we” or “us”), is soliciting the enclosed proxy for the annual meeting of stockholders to be held on May 16, 2008, at 10:00 a.m. local time, at 1567 Broadway, New York, New York 10036, or any continuation or adjournment thereof. At the meeting, the stockholders will be asked to vote on one or more proposals, which are listed in the notice of annual meeting of stockholders and described in more detail below.

This proxy statement and the enclosed proxy card are being mailed on or about April 24, 2008, to all stockholders entitled to vote at the meeting. Our 2007 Annual Report on Form 10-K is also being mailed to all stockholders entitled to vote at the annual meeting. The Annual Report does not constitute a part of the proxy solicitation material.

At the meeting, our stockholders will be asked:

1.	To elect five members to the Board of Directors to serve until their respective successors are elected and qualified; and
2.	To approve such other matters as may properly come before the meeting or any adjournment thereof.

Record Date; Outstanding Shares

Only stockholders of record at the close of business on April 2, 2008 (the “Record Date”) are entitled to receive notice of, and vote at, our annual meeting. As of the Record Date, the classes of stock entitled to vote at the meeting, and the number of shares of each class outstanding as of the Record Date and entitled to vote, consisted of:

•	15,164,887 shares of common stock, par value $.0001 per share.

Each share of our common stock is entitled to one vote on all matters. We do not have any other voting securities.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies to be voted at the annual meeting. Following the original mailing of the proxies and other proxy materials, we or our agents may supplement the solicitation of proxies by mail, telephone, internet, telegraph or in person. Following the original mailing of the proxies and other proxy materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other annual meeting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, we will reimburse such record holders for their reasonable expenses if requested to do so.

Revocability of Proxies

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement may revoke it at any time before it is voted. A proxy may be revoked by (i) written notice of revocation or submission of a new proxy sent to our Corporate Secretary at Room 702, Guangri Mansion, No. 9 Siyou Nan Road, Alley 1, 1st Street, Wuyang Xincheng, Guangzhou, China 510600, or (ii) attending the meeting and voting in person.

Voting and Votes Required for Approval

Every stockholder of record is entitled to one vote, for each share held, on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Ms. Minhua Liu, or any person designated as his substitute, to represent you and vote your shares at the meeting in accordance with your instructions. If the meeting is adjourned, Ms. Liu or her substitute will be authorized to vote your shares at any adjournment or postponement of the meeting.

To vote by mail, please sign, date and complete the enclosed proxy and return it in the enclosed self-addressed envelope, to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

In addition to solicitations by mail, we may solicit proxies in person, by telephone, facsimile or e-mail. In the event that additional solicitation material is used, it will be filed with the SEC prior to its use.

Proposal 1: Election of Directors. Directors are elected by a plurality vote and the five nominees who receive the most votes will be elected. In the election of Directors, votes may be cast in favor of or withheld with respect to each nominee.

Tabulation of Votes

The votes received by proxy will be tabulated and certified by our transfer agent, Continental Stock Transfer & Trust Company. All other votes will be tabulated by an inspector of election at the meeting.

Voting by Street Name Holders

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the annual meeting is a majority of the outstanding shares of common stock, at the annual meeting, in person or by proxy. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. We intend to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

PROPOSALS TO STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors presently consists of five members. The Board of Directors has determined to nominate the five individuals currently serving as directors for re-election as directors. Unless you instruct us otherwise, you will be deemed to vote your proxies for the nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity.

Article II of our By-laws gives power to our Board of Directors to change the number of directors of the Company by resolution and to fill any vacancies created by an increase in the number of directors by a vote of the directors without the necessity of a vote by stockholders on such matter. Our Board of Directors may exercise that power from time to time between annual meetings of stockholders.

The following table sets forth the names and ages of all current directors and all persons nominated or chosen to become directors along with their current positions, offices and term:

Name of Nominee	Age	Position with the Company	Director Since
Senshan Yang	46	Chief Executive Officer and Director	February 2006
Minhua Liu	40	Executive Vice President and Director	February 2006
Robert Adler(1)	73	Director	May 2006
Dr. Rachel Gong(2)(3)	40	Director	May 2006
Dr. Yanfang Chen(3)	44	Director	May 2006

(1)	Chairman of the Audit Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee

The Board of Directors has determined that our directors Robert Adler, Rachel Gong and Yanfang Chen are independent (as independence is defined by the rules of the NASDAQ Stock Market).

The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to us by the respective nominees:

Senshan Yang. Mr. Senshan Yang has been our Chief Executive Officer since February 8, 2006 and a Director since February 10, 2006. He has been Chairman and General Manager of Konzern since July 2000. Prior to that, Mr. Yang had served as a Manager Associate for Guangdong Maoming Petroleum Corporation, a state-owned company, for nearly 20 years. Mr. Yang obtained his bachelor’s degree from South China University of Technology in 1981.

Minhua Liu. Ms. Minhua Liu has been our Executive Vice President since February 8, 2006 and a Director since February 10, 2006. She has been Vice General Manager of Konzern since July 2000. Prior to that, she had served as a company herbalist doctor for China Military Science Qiming Research Center in Beijing, responsible for all the health care of all staff of the research center. Ms. Liu obtained her bachelor’s degree from Beijing College of Traditional Chinese Medicine in 1992.

Robert Adler. Mr. Robert Adler has been our director and Chairman of the Audit Committee since May 9, 2006. He is a private investor. During the past five years, Mr. Adler has been an investment adviser with UBS Financial Services and most recently he taught financial English for a semester in Shanghai University of Finance and Economics. Mr. Adler's prior experience includes terms as a managing director for ING

Furman Selz Asset Management, Vice President and Senior Investment Officer of BHF Securities Corp and DG Bank, New York Branch and Vice President of Kuhn, Loeb & Co. Mr. Adler obtained a B.A. degree from Swarthmore College and studied at NYU School of Business Administration. Mr. Adler is a member of Institute of Chartered Financial Analysts and a member of the New York Society of Security Analysts.

Dr. Rachel Gong. Dr. Gong has been our director, member of the Audit Committee and member of the Compensation Committee since May 9, 2006. She is an investment principal of Morningside, an international investment group based in Hong Kong and has served in that position since 2004. Prior to that, Dr. Gong served as an investment banker for RBC Capital Markets from 2001 to 2004 and a senior auditor for PricewaterhouseCoopers from 1999 to 2001. Dr. Gong obtained a Ph.D in Medical Science (Biochemistry and Molecular Biology) from University of South Florida College of Medicine and an MBA from Johnson Graduate School of Management of Cornell University.

Dr. Yanfang Chen. Dr. Chen has been our director and member of the Compensation Committee since May 9, 2006. He is currently an assistant professor, of Department of Pharmacology & Toxicology, Wright State University Boonshoft School of Medicine. During the past five years, he has been research associate, senior research associate and research assistant professor at the Department of Pharmacology & Toxicology, Wright State University Boonshoft School of Medicine. He obtained a Ph.D degree from Medical Science Center, Peking University in China in 1995 and worked for Guangdong Provincial People's Hospital from 1995 to 1999. Dr. Chen is a professional member of American Heart Association and American Stroke Association, and a member of American Society for Pharmacology and Experimental Therapeutics. He has numerous publications in his field of research.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors and the five nominees who receive the most votes of our common stock will be elected. In the election of directors, votes may be cast in favor of or withheld with respect to each nominee.

Family Relationships

There are no family relationships among our nominees for directors and officers. Minhua Liu (our shareholder, Director and Executive Vice President) and Junhua Liu, a shareholder, are sister and brother.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES SET FORTH ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED “FOR” EACH DIRECTOR NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

MANAGEMENT

The following table sets forth the names and ages of all current China Medicine officers along with their current positions. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Name	Age	Position
Senshan Yang	46	Chief Executive Officer and Director
Minhua Liu	40	Executive Vice President and Director
Huizhen Yu	29	Chief Financial Officer

Senshan Yang’s biographical information is set forth under “Election of Directors”

Minhua Liu’s biographical information is set forth under “Election of Directors”

Huizhen Yu Ms. Huizhen Yu has been our Chief Financial Officer since February 10, 2006. She has been Chief Financial Officer of Konzern since October 2002. Ms. Yu was an accountant for Shenzhen Liuge Bicycle Equipment Co., Ltd from 2000 until 2002, and an accountant for Guangzhou JoinWin Consultancy Ltd. from 1997 to 2000. She obtained her bachelor’s degree from Jinan University in Guangzhou and Middle Level Accountant Certificate in China in 2002.

Legal Proceedings

None of our directors, nominee directors, or executive officers, nor any affiliate of any such individual, is a party adverse to the Company in any material proceeding.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors acted two times by unanimous written consent during the fiscal year ended December 31, 2007. The Board of Directors has standing Audit and Compensation Committees.

Audit Committee and Audit Committee Report

The Board of Directors created the audit committee in May 2006. The Audit Committee is to oversee the Company's accounting and financial reporting processes, as well as its financial statement audits. The committee recommends to the Board of Directors the selection of the Company’s outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company.

The Audit Committee is comprised of two directors: Dr. Rachel Gong and Mr. Robert Adler. Mr. Adler is the Chairman of the Audit Committee. In the opinion of the Board of Directors, Dr. Gong and Mr. Adler are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee and they are independent as defined by the rules of the Nasdaq Stock Market. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met two times during the fiscal year ended December 31, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Committee is comprised of two Directors and operates under a written charter adopted by the Board of Directors. All of the audit committee members are independent as defined by the rules of the NASDAQ Stock Market, and as that term is defined in Section 10A of the Securities Act of 1934, as amended. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal control. In fulfilling its responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including discussing with management, in March 2008, the quality and acceptability of the Company’s financial reporting and controls.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting standards, their judgments as to the quality and acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by SAS 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the auditors’ written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Furthermore, the Audit Committee has considered whether the provision of non-audit services by the independent auditors for the fiscal year ended December 31, 2007 is compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Management is responsible for the Company’s financial reporting process, including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the independent auditors’ report on the Company’s financial statements.

The Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

The Audit Committee is pleased to submit this report to the stockholders with regard to the above matters.

/s/ Robert Adler
/s/ Rachel Gong

Financial Expert

The Company believes that Robert Adler qualifies as a “financial expert” as defined in Rule 407(d)(5)(ii) of Regulation S-K.

Independent Public Accountant

The Board of directors has selected Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”), our current principal accountant, to serve as our principal accountant for the year ending December 31, 2008. Representatives of Moore Stephens are not expected to be present at our annual meeting or to be available to respond to questions at the meeting. They will have the opportunity to make a statement if they desire to do so.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Corporate Governance

Our Compensation Committee (which is referred to herein as the “Committee” or as the “Compensation Committee”) oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the written charter adopted by the Board of Directors. The Compensation Committee has two members, Dr. Yanfang Chen and Dr. Rachel Gong, each of whom was appointed to the Committee in May 2006. Each of Drs. Chen and Gong qualifies as an independent director under the rules of the NASDAQ Stock Market.

During the fiscal year ended December 31, 2007, the Committee met one time. As part of her duties as the Committee Chair, Rachel Gong reports on Committee actions and recommendations to the Board of Directors.

Executive Compensation Philosophy and Objectives

Our compensation program for the individuals named in the Summary Compensation Table below (the “named executive officers”) is designed and implemented based on our pay-for-performance compensation philosophy. Our compensation committee’s current intent is to perform an annual strategic review of our executive officers’ compensation to determine whether it provides adequate incentives and motivation and whether it adequately compensates our executive officers relative to comparable officers in other companies with which we compete for executives. We strive to adhere to this philosophy by significantly differentiating the pay and rewards of our executive officers based on their demonstrated performance and potential to contribute to the long-term success of the Company. Competing for talent in the rapidly changing and increasingly competitive medical distribution and intellectual property industries in China is both challenging and critical to our success. The quality of the Company’s talent is a key driver of long-term stockholder value. Establishing and maintaining executives’ long-term commitment to us is critical to the development of our product pipeline, as development of new products often takes three years or more, and time to market is critical to our business success.

We have established a total rewards framework that supports our compensation philosophy through the following objectives:

•	to afford our executives a competitive total rewards opportunity relative to organizations with which we compete for executive talent,
•	to allow us to attract and retain superior, experienced people who can perform and succeed in our fast-paced, dynamic and challenging environment,
•	to support our meritocracy by ensuring that our top performers receive rewards that are substantially greater than those received by average performers at the same position level, and
•	to deliver pay in a cost efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

What is our compensation program designed to reward?

The compensation program is designed to reward superior financial, strategic and operational performance that is achieved in a manner consistent with the Company’s values. Results and how the results are attained are both critically important. Our executive officers are assessed on the basis of demonstrated results relative to pre-established goals, ability to address market changes in a timely and efficient manner, as well as demonstrated competencies and behavioral attributes.

Compensation Program Elements and Pay Level Determination

What factors are considered in determining the amounts of compensation?

The Committee has put in place a review process for the determination of base salaries, annual incentive targets and payments, and long-term incentive targets and awards for all executive officers.

As part of this review process, the CEO presents to the Committee individual assessments of each executive officer’s performance over the prior year, as well as recommended compensation actions for each executive officer. The performance assessments for executive officers include performance relative to established goals, overall leadership effectiveness, impact across the organization and performance and impact relative to other executive officers.

Formal goal setting is critical to ensuring that our compensation program rewards each executive based on his or her success relative to the specific objectives for his or her role. All Company senior managers are subject to annual goal setting, as well as annual performance reviews. The key metrics we use to measure performance differ by individual, but can be grouped into the following categories:

•	Financial — we evaluate measures of Company financial performance, including revenue growth, gross margins, operating margins and other measures such as expense management.
•	Strategic — we monitor the success of our executive team in furthering the strategic success of the Company, including developments with the Company’s strategic business partners.
•	Operational — we include operational measures in our determination of success, including our progress in obtaining new distribution rights and new development of medical formulas, and customer growth and retention.

The Committee considers the totality of the information presented (including external competitiveness, the performance review, Company performance, progress towards strategic objectives and internal equity) and applies its knowledge and discretion to determine the compensation for each executive officer.

What is each element of compensation and why is it paid?

The Company’s executive compensation includes three basic elements (discussed in detail below), each of which serves an important role in supporting China Medicine’s pay-for-performance philosophy and in realizing our compensation program objectives:

Element	Role and Purpose
Base Salary	• Provide a stable source of income that facilitates the attraction and recognition of the acquired skills and contributions of executives in the day-to-day management of our business.
Long-term Incentives	• Align executive interests with those of stockholders.
• Promote long-term retention and stock ownership, and hold executives accountable for enhancing stockholder value.
• Enable the delivery of competitive compensation opportunities in a manner that balances cost efficiency with perceived value.
Benefits & Perquisites	• Provide programs that promote health, wellness and financial security.
• Provide executive benefits and perquisites at or below market competitive levels.

While the general mix of the elements is considered in the design of our total compensation program, the Committee does not target a specific mix of pay in either its program design or in its compensation determinations. By design, our executive officers have more variability than non-executives in their compensation, to more closely tie their compensation to the Company’s overall performance.

Base Salary

We pay our executive officers base salaries to provide a baseline level of compensation that is both competitive with the external market and commensurate with each employee’s past performance, experience, responsibilities and skills. The Company generally targets base salaries around the median of our external market peers. In making its base salary determinations, the Committee takes into account the internal and external factors described above. Our CEO’s total compensation increased from approximately $13,000 in 2006 to $100,000 in 2007.

Long-term Incentives

A long-term incentive (“LTI”) plan has been designed for managers to foster a culture of ownership, align compensation with stockholder interests and promote long-term retention and affiliation with the organization. The Committee has determined the types of awards to be used for delivering long-term incentives. In doing so, the Committee considered the ability of each type of award to achieve key compensation objectives (such as employee retention, motivation and attraction), the needs of the business, competitive market practices, dilution and expense constraints, as well as tax and accounting implications.

In January, 2006, we adopted the 2006 Long-Term Incentive Plan covering 1,575,000 shares of common stock. The plan provides for the grant of incentive and non-qualified options, stock grants, stock appreciation rights and other equity-based incentives to employees, including officers, and consultants.

Tax-deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the amount a company may deduct for compensation paid to its CEO or any of its other four named executive officers. This limitation does not, however, apply to compensation meeting the definition of “qualifying performance-based” compensation.

Management works with the Committee to assess alternatives to preserve the deductibility under Section 162(m) of compensation payments to the extent reasonably practicable, consistent with our compensation policies and as determined to be in the best interests of the Company and its stockholders. For the fiscal year ended December 31, 2007, the Company believes that the Compensation payments will meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Summary Compensation Table

The following table shows the compensation paid to or earned by the named executive officers during the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Senshan Yang	2007	$100,000	$—	$—	$—	$—	$—	$—	$100,000
Chief Executive Officer	2006	$13,147	$—	$—	$—	$—	$—	$—	$13,147
Huizhen Yu	2007	$6,677	$—	$—	$2,995	$—	$—	$—	$9,672
Chief Financial Officer	2006	$7,901	$—	$—	$3,349	$—	$—	$—	$11,250
Meiyi Xia	2007	$58,500	$—	$—	$63,045	$—	$—	$—	$121,545
Former Vice President(2)	2006	$78,000	$—	$—	$31,480	$—	$—	$—	$109,480

(1)	The amounts in this column represent the compensation cost of stock options awarded by the Compensation Committee granted in 2006, except that these amounts do not include any estimate of forfeitures.

The grant date fair value of option awards granted were determined in accordance with Statement of Financial Accounting Standards No. 123R (SFAS123(R)) and are recognized as compensation cost over the requisite service period. The amount recognized for these awards was calculated using the Black Scholes option-pricing model, and our 2006 Long Term Incentive Plan is described under this Item 10.
(2)	Meiyi Xia resigned from the Company effective September 2007.

Outstanding Equity Awards at Fiscal Year End

The following table reflects the unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Meiyi Xia(1)	430,000	(2)	—	—	$1.25	03/31/11	—	—	—	—
Huizhen Yu	50,000	(3)	—	—	$1.25	03/31/11	—	—	—	—

Notes to Outstanding Equity Awards at 2007 Fiscal Year-End Table

(1)	Meiyi Xia resigned as vice president in September 2007. The Board of Directors has decided to grant Miss Xia all the options that was not vested through September 2007; therefore, all options were deemed vested immediately upon resignation.
(2)	Options to purchase a total of 570,000 shares of our common stock were granted to Ms. Xia on two dates: February 8, 2006, when options to purchase 120,000 shares were granted, and March 22, 2006, when 400,000 shares were granted. One third of these options became exercisable on August 8, 2006, one third became exercisable on August 8, 2007, and one third will become exercisable on August 8, 2008. Of these options, Ms. Xia has exercised options to purchase 140,000 shares of our common stock, as described in the notes to the Option Exercises table below. Ms. Xia has unexercised options to purchase an additional 430,000 shares of our common stock remaining.
(3)	These options were granted on February 8, 2006. One third of them became exercisable on August 8, 2006, one third became exercisable on August 8, 2007, and one third will become exercisable on August 8, 2008. None of these options have been exercised.

2007 Options Exercised and Stock Vested

The following table summarizes the options exercised and stock vested by our named executive officers during the year ended December 31, 2007.

Option Exercises and Stock Vested

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Senshan Yang	—		—		—	—
Huizhen Yu	—		—		—	—
Meiyi Xia*	140,000	(1)	306,700	(1)	—	—

*	Meiyi Xia resigned from the Company effective September 2007.

Notes to 2007 Options Exercised and Stock Vested Table

(1)	Represents exercises of options to purchase 140,000 shares of our common stock at an exercise price of $1.25 per share. The options were exercised in three separate instances, as follows:
•	options to purchase 30,000 of those shares were exercised on October 5, 2007, when (i) the closing price of our common stock on the Over-the-Counter Bulletin Board overseen by the NASD (now FINRA) was $3.48 per share, (ii) the difference between the per-share closing price of $3.48 and exercise price of $1.25 was $2.23 per share, and (iii) the total value to Ms. Xia of the exercised options was $66,900;
•	options to purchase 80,000 shares were exercised on October 16, 2007, when (i) the closing price of our common stock was $3.46 per share, (ii) the difference between the per-share closing price of $3.46 and exercise price of $1.25 was $2.21 per share, and (iii) the total value to Ms. Xia of the exercised options was $176,800; and
•	options to purchase 30,000 shares were exercised on November 5, 2007, when (i) the closing price of our common stock was $3.35 per share, (ii) the difference between the per-share closing price of $3.35 and exercise price of $1.25 was $2.10 per share, and (iii) the total value to Ms. Xia of the exercised options was $63,000.

2007 Pension Benefits

There were no pension benefits granted to any named executive officer during the year ended December 31, 2007.

Nonqualified Deferred Compensation Plans

There were no contributions to any nonqualified defined contribution or other nonqualified deferred compensation plans for any named executive officers during the year ended December 31, 2007.

Employment Agreements

None of our executive officers has an employment agreement. In the absence of an employment agreement, the relevant PRC Labor Laws would apply and provide for employment-related benefits and terms to the executive officers, including but not limited to: the term of employment, the provision of labor-related insurance, termination for cause, termination on 30 days’ notice and termination without notice and benefits.

Director Compensation

Senshan Yang and Minhua Liu, employee members of the Board of Directors, received no extra compensation for their service on the Board of Directors.

The following table reflects the compensation of directors for the Company’s fiscal year ended December 31, 2007:

Name of Director	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert Adler	10,000	(1)	—	5,497	(1)	—	—	—	15,497
Rachel Gong	10,000	(1)	—	5,497	(1)	—	—	—	15,497
Yanfang Chen	10,000	(1)	—	5,497	(1)	—	—	—	15,497

(1)	The compensation committee has approved an increase in yearly compensation to $12,000 in 2008.

In accordance with the 2006 Long Term Incentive Plan, independent directors are not eligible for discretionary options. However, each newly elected independent director receives, at the time of his or her election, a five-year option to purchase 30,000 shares of common stock at the market price on the date of his or her election. In addition, the plan provides for the annual grant of an option to purchase 5,000 shares of common stock on April 1st of each year, commencing April 1, 2007 to each independent director.

Also, each independent director shall receive an annual retainer of $10,000. There is no other specific compensatory arrangement for committee services, services as chairman of the board or a committee and meeting attendance. All the directors have the same compensation terms.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is, or was ever, an officer or employee of the Company or any of its subsidiaries, nor did any of the Compensation Committee members have any relationship requiring disclosure by the Company under any subsection of Item 404 of Regulation S-K promulgated by the SEC. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served on the Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, comprised of independent directors reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

/s/ Rachel Gong
/s/ Yanfang Chen

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of the date of this report, certain information with respect to the beneficial ownership of our voting securities by (i) each person or group owning more than 5% of the Company’s securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group. The information presented in the table is based on 15,164,887 shares of common stock outstanding as of April 2, 2008, the record date for our annual meeting.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Barron Partners L.P. 730 Fifth Avenue, 9th Floor New York, New York 10019	Common Stock	2,574,393(4)	17.0%
Senshan Yang Director and CEO Room 702 Guangri Mansion No. 9 South Wuyang Xincheng Si Guangzhou China	Common Stock	3,265,000	21.5%
Minhua Liu Director and Executive Vice President Room 702 Guangri Mansion No. 9 South Wuyang Xincheng Si Guangzhou China	Common Stock	2,612,000	17.2%
Junhua Liu Room 702 Guangri Mansion No. 9 South Wuyang Xincheng Si Guangzhou China	Common Stock	653,000	4.3%
Huizhen Yu Corporate Financial Officer Room 702 Guangri Mansion No. 9 South Wuyang Xincheng Si Guangzhou China	Common Stock	50,000(3)	0.3%
Meiyi Xia (former officer) Vice President 24A Jefferson Plaza Princeton, NJ 08540	Common Stock	580,000(1)	3.8%
Lin Li (former officer) 24A Jefferson Plaza Princeton, NJ 08540	Common Stock	347,500(2)	2.3%
Robert Adler Director c/o 24A Jefferson Plaza Princeton, NJ 08540	Common Stock	30,000(3)	0.2%
Rachel Gong Director c/o 24A Jefferson Plaza Princeton, NJ 08540	Common Stock	30,000(3)	0.2%

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Yanfang Chen Director c/o 24A Jefferson Plaza Princeton, NJ 08540	Common Stock	30,000	0.2%
All Directors and Officers of the Company as a group	Common Stock	7,597,500	50.1%

(1)	Includes 430,000 options to purchase our common stock with an exercise price of $1.25 per share.
(2)	Includes 310,000 options to purchase our common stock with an exercise price of $1.25 per share.
(3)	Options to purchase our common stock with an exercise price of $1.25 per share.
(4)	This number includes 171,480 shares of common stock that Barron Partners owns as of March 25, 2008 and 2,402,913 shares of common stock issuable upon conversion of our Series A preferred stock and exercise of our Series B warrants. However, the Series A preferred stock may not be converted and the Series B warrants may not be exercised if such conversion or exercise would result in Barron Partners owning more than 4.9% of our outstanding common stock. This limitation may not be waived.

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock which are issuable upon exercise or warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of the date of this report.

In July, 2007, the Company issued a total of 57,500 shares of common stock for services to Hayden Communications International, Inc. and Donnelly Consulting DBA pursuant to an Investor Relations Consulting Agreement with Hayden Communications dated October 11, 2006, for public relations consulting services.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On February 8, 2006, we purchased 928,000 shares of common stock from Capital Markets, LLC for $200,000. The purchase price was funded from the sale of the Series A Convertible Preferred Stock and Investor Warrants in the February 2006 private placement. At the time of the purchase, Capital Markets owned approximately 97.3% of our outstanding common stock.

Contemporaneously with the February 2006 private placement, we issued an aggregate of 750,000 shares for services, including 150,000 shares to Meiyi Xia and 37,500 shares to Lin Li. In connection with the February 2006 private placement, we paid a consulting fee of $100,000 to AiDi Financial Investment LLC. Ms. Xia was Chief Executive Officer of AiDi Financial Investment, LLC.

As of December 31, 2006, there was $30,000 in cash advances outstanding to shareholders of the company for cash advances for business expenses. Such amounts are unsecured, non interest bearing and have no fixed terms of repayment.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

To our knowledge, based solely on a review of such materials as are required by the Securities and Exchange Commission, none of our officers, directors or beneficial holders of more than ten percent of our issued and outstanding shares of Common Stock has failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2007.

STOCKHOLDER COMMUNICATIONS

We encourage stockholder communications to the Board of Directors and/or individual Directors. Stockholders who wish to communicate with the Board of Directors or an individual Director should send their communications to the care of Minhua Liu, Corporate Secretary, China Medicine Corporation, Room 702, Guangri Mansion, No. 9 Siyou Nan Road, Alley 1, 1st Street, Wuyang Xincheng, Guangzhou, China 510600.

Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nominating Committee.

STOCKHOLDER PROPOSALS

A stockholder of record may present a proposal for action at the 2009 Annual Meeting of Stockholders provided that we receive such proposal in writing at our executive offices at Room 702, Guangri Mansion, No. 9 Siyou Nan Road, Alley 1, 1st Street, Wuyang Xincheng, Guangzhou, China 510600, no later than December 31, 2008. We anticipate that the 2009 Annual Meeting will be held in May 2009. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the 2009 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Securities Exchange Act of 1934, to vote on stockholder proposals that are not submitted for inclusion in our proxy statement unless received by us before March 1, 2009.

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 1.

OTHER BUSINESS

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

/s/ Senshan Yang

Senshan Yang,
Chief Executive Officer

Guangzhou, China
May 2, 2008

China Medicine Corporation

VOTE BY INTERNET
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of China Medicine Corporation, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 15, 2008.

Vote Your Proxy on the Internet:		*Vote Your Proxy by mail:*
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this ☒

	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
1. Election of Directors NOMINEES: (01) Senshan Yang (02) Minhua Liu (03) Robert Adler (04) Rachel Gong (05) Yanfang Chen	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** __________, **2008.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

China Medicine Corporation

The undersigned appoints Ms. Minhua Liu as proxy, with the power to appoint her substitute, and authorizes her to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of China Medicine Corporation held of record by the undersigned at the close of business on April 2, 2008 at the Annual Meeting of Stockholders of China Medicine Corporation to be held on May 16, 2008 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)